Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Dragonfly Energy Holdings Corp.

Reno, Nevada

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-268784) of Dragonfly Energy Holdings Corp. of our report dated April 17, 2023, relating to the consolidated financial statements which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Spokane, Washington

April 17, 2023